SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


                  Date of Report:    October 1, 1997
                  (Date of earliest event reported)




                     THE MANITOWOC COMPANY, INC.
        (Exact name of registrant as specified in its charter)




      Wisconsin                1-11978            39-0448110
   ---------------          --------------      --------------
   (State or other           (Commission        (IRS Employer
   jurisdiction of           File Number)       Identification
    incorporation)                                 Number)




        500 So. 16th Street, Manitowoc, WI        54220
       ------------------------------------     ---------
     (Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code (920-684-4410)

                   (Former name or former address, if changed since last report)

Item 5.   Other Events
--------------------------------------------------

On October 1, 1997, The Manitowoc Company, Inc. (the "Company") issued a press release announcing that it entered into an agreement to acquire the operations and assets of SerVend International, a privately held manufacturer of ice/beverage dispensers and dispensing valves.

The $65-75 million purchase will be financed through pre-arranged, favorable-rate bank debt. The transaction, which has been approved by the Board of Directors of the Company, is subject to certain conditions. The closing is set for October 31, 1997.

SerVend is headquartered in Sellersburg, Indiana, near Louisville, Kentucky. It has one manufacturing facility located in Sellersburg and another in Portland, Oregon, and about 300 employees. Its customers include many of the major quick-service restaurant chains, convenience stores, and soft-drink bottlers in the nation.

The press release is incorporated herein by reference to Exhibit 20 of this report. The reader is referred to this Exhibit for more information on the transaction.

Item 7.   Financial Statements and Exhibits
----------------------------------------------

          (c)  Exhibits.

               See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DATE:     October 3, 1997     THE MANITOWOC COMPANY, INC.
                                     (Registrant)



                              By:  /s/ Robert R. Friedl
                              ---------------------------------
                                   Robert R. Friedl
                                   Senior Vice President and
                                   Chief Financial Officer







                     THE MANITOWOC COMPANY, INC.

                            EXHIBIT INDEX

                                  TO

                       FORM 8-K CURRENT REPORT

                        Dated October 1, 1997





Exhibit                                                Filed
 No.                  Description                    Herewith
--------              -----------                    --------


 20                   Press Release dated               X
                      October 1, 1997, regarding
                      entering into a definitive
                      agreement to acquire
                      SerVend International, Inc.





Item 7.    Financial Statements and Exhibits
---------------------------------------------

          (c)  Exhibits:

               See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.